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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): DECEMBER 10, 1998


                                GERON CORPORATION
             (Exact name of registrant as specified in its charter)

                                     0-20859
                            (Commission File Number)

           DELAWARE                                      75-2287752
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
        incorporation)


                 230 CONSTITUTION DRIVE, MENLO PARK, CA, 94025
            (Address of principal executive offices, with zip code)

                                 (650) 473-7700
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS.

        On December 10, 1998, Geron Corporation, a Delaware Corporation (the "Company") entered into an agreement to sell $15 million in convertible zero coupon debentures to investment funds managed by three institutional investors (the "Purchasers").

        The debentures are convertible by the holders at a fixed conversion price of $10.00 per share. The debentures convert at the Company's option when the Company's common stock has traded at a certain premium to the fixed conversion price for five (5) consecutive trading days. For a period of eighteen
(18) months, the Purchasers hold a right to purchase up to $15,000,000 of additional Common Stock at a premium to the fixed conversion price.

        The Company's press release announcing the sale of the convertible zero coupon debentures, as well as the Securities Purchase Agreement, Form of Debenture, Form of Warrant, and Registration Rights Agreement are filed as exhibits to this Current Report on Form 8-K. This summary description of the transaction is qualified in its entirety by reference to the documents filed as exhibits hereto.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (c)    Exhibits.

        The following are filed as exhibits to this Current Report on Form 8-K:

               4.1    Form of Debenture.

               4.2    Form of Warrant.

               10.40 Securities Purchase Agreement dated as of December 10, 1998 among Geron Corporation and certain investors.

               10.41 Registration Rights Agreement dated as of December 10, 1998 among Geron Corporation and certain investors.

               99.1 Press Release dated December 10, 1998.


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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   GERON CORPORATION



Date:  DECEMBER 16, 1998           By:    /s/    DAVID L. GREENWOOD
                                      --------------------------------------
                                                DAVID L. GREENWOOD
                                      CHIEF FINANCIAL OFFICER, TREASURER AND
                                        SECRETARY (PRINCIPAL FINANCIAL AND
                                                ACCOUNTING OFFICER)


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                                INDEX TO EXHIBITS


Exhibit No.
-----------
        4.1           Form of Debenture.

        4.2           Form of Warrant.

        10.40         Securities Purchase Agreement dated as of December 10,
                      1998 among Geron Corporation and certain investors.

        10.41         Registration Rights Agreement dated as of December 10,
                      1998 among Geron Corporation and certain investors.

        99.1          Press Release dated December 10, 1998.


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